                                                                     EXHIBIT 1.1

                    J. RAY McDERMOTT, S.A.

                         $250,000,000

             % Senior Subordinated Notes due 2006



                      PURCHASE AGREEMENT


                                                  June   , 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1305


Dear Sirs:

          J. Ray McDermott, S.A., a Panama corporation (the "Issuer"), confirms its agreement with you (the "Underwriter") with respect to the sale by the Issuer and the purchase by the Underwriter, of $250,000,000 aggregate principal amount of the
Issuer's     % Senior Subordinated Notes due 2006 (the
"Notes"). The Notes are to be issued pursuant to an indenture dated as of June , 1996 (the "Indenture") between the Issuer and Citibank, N.A., as trustee (the "Trustee").

          Prior to the purchase and public offering of the Notes by the Underwriter, the Issuer and the Underwriter shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement" and the time and date of execu-tion of the Pricing Agreement being herein called the "Repre-sentation Date"). The Pricing Agreement may take the form of

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                              -2-

an exchange of any standard form of written telecommunication between the Issuer and the Underwriter, and shall specify such applicable information as is indicated in Exhibit A hereto.
The offering of the Notes will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

          The Issuer has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-01971) and a related pre-liminary prospectus for the registration of the Notes under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended) and the prospectus constituting a part thereof (including in each case all documents deemed to be incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) or Rule 434 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934 as amended (the "1934 Act"), or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised pro-spectus shall be provided to the Underwriter by the Issuer for use in connection with the offering of the Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Issuer pursu-ant to Rule 424(b) of the 1933 Act Regulations), the term "Pro-spectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriter for such use. If the Issuer elects to rely on Rule 434 of the 1933 Act Regu-lations, all references to the Prospectus shall be deemed to include, without limitation, the form of Prospectus and the term sheet taken together, provided to the Underwriter by the Issuer in reliance on Rule 434 of the 1933 Act Regulations (the "Rule 434 Prospectus"). If the Issuer files a registration statement to register a portion of the Notes and relies on Rule 462(b) of the 1933 Act Regulations for such registration state-ment to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the Registration Statement herein shall be deemed to refer to both the registration statement referred to above and the Rule 462

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                              -3-

Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

          The Issuer understands that the Underwriter proposes to make a public offering of the Notes as soon as the Under-writer deems advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          SECTION 1.  Representations and Warranties.  (a)  The
Issuer represents and warrants to the Underwriter as of the date hereof and as of the Representation Date as follows:

          (i) The Issuer meets the requirements for use of Form S-3 under the 1933 Act and at the time the Registra-tion Statement becomes effective and any post-effective amendments thereto become effective and at the Representa-tion Date, the Registration Statement will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Pro-spectus, at the Representation Date (unless the term "Pro-spectus" refers to a prospectus which has been provided to the Underwriter by the Issuer for use in connection with the offering of the Notes which differs from the Prospec-tus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriter for such use) and at Closing Time (as defined in Section 2 hereof), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus contained in the Pro-spectus made in reliance upon and in conformity with information furnished to the Issuer in writing by the Underwriter expressly for use in the Registration State-ment or Prospectus. For purposes of this Section 1(a), all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation,

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                              -4-

     any copy filed with the Commission pursuant to its Elec-tronic Data Gathering, Analysis, and Retrieval system
     ("EDGAR").

         (ii) Each of (A) Ernst & Young LLP, the accountants who certified the consolidated financial statements and supporting schedules with respect to Issuer and the finan-cial statements of McDermott-ETPM West, Inc. used to pre-pare the Combined Joint Venture Financial Statements referred to below included in the Registration Statement and KPMG Accountants N.V., the accountants who certified the combined financial statements and supporting schedules with respect to McDermott-ETPM West, Inc. and Heerema Off-shore Construction Group Inc. - J. Ray McDermott, S.A. Joint Venture (the "Combined Joint Venture Financial Statements") included in the Registration Statement, are each independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

        (iii) The financial statements included (except for the pro forma financial information) in the Registration Statement and the Prospectus present fairly the financial position of each of (A) the Issuer and its consolidated subsidiaries and (B) McDermott-ETPM West, Inc. and Heerema Offshore Construction Group Inc. - J. Ray McDermott, S.A. Joint Venture combined, in each case as at the dates indi-cated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement and except for the pro forma financial informa-tion included therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the pro forma financial data included in the Registration State-ment and the Prospectus have been prepared in accordance with the requirements of Section 11-02 of Regulation S-X under the 1933 Act and all adjustments to historical data made by the Issuer in preparing the pro forma data were reasonable.

         (iv) Since the respective dates as of which informa-tion is given in the Registration Statement and the Pro-spectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (finan-cial or otherwise), assets, earnings or liabilities (con-tingent or otherwise) of the Issuer, its consolidated sub-sidiaries and the Joint Ventures (as defined in the Inden-ture) considered as one enterprise (a "Material Adverse

     Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Issuer, any of its consolidated subsidiaries or any Joint Venture, other than those in the ordinary course of business, which are material with respect to the Issuer, its consolidated subsidiaries and the Joint Ventures con-sidered as one enterprise, and (C) there has been no divi-dend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock.

          (v) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of Panama and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pricing Agreement; and the Issuer is duly qualified as a foreign corporation to transact busi-ness and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of busi-ness, except where the failure to so qualify would not have a Material Adverse Effect.

         (vi) Each Material Subsidiary (as defined below) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organi-zation, has full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each juris-diction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qual-ify would not have a Material Adverse Effect; except as described in the Registration Statement and Prospectus, all of the issued and outstanding capital stock or owner-ship interests of each Material Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Issuer, directly or through subsidiaries, free and clear of any security interest, lien, option, claim or other encumbrance. For purposes of this Agreement, a "Material Subsidiary" is (a) a subsid-iary of the Issuer, (b) a Joint Venture or (c) a subsid-iary of a Joint Venture that, in any case, would consti-tute a "significant subsidiary" of the Issuer within the meaning of Rule 102(v) of Regulation S-K under the 1933

     Act and the 1934 Act (in the case of clauses (b) and (c) above, assuming such entity were a subsidiary of the Issuer).

        (vii) The authorized, issued and outstanding capital stock of the Issuer is as set forth in the Prospectus under "Capitalization" under the column "Actual," except for issuances, if any, subsequent to March 31, 1996 pursu-ant to employee benefit plans.

       (viii) None of the Issuer or any of the Material Sub-sidiaries is (A) in violation of its organizational docu-ments, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Issuer or any of the Material Subsidiaries is a party or by which it or any of them may be bound, or to which any of their prop-erty or assets is subject, except for any such defaults that would not have a Material Adverse Effect, or (C) in violation of any applicable law, rule or regulation, or any judgment, order or decree of any court with jurisdic-tion over the Issuer, any subsidiary of the Issuer or any Joint Venture, or other governmental or regulatory author-ity with jurisdiction over the Issuer, any of its subsid-iaries or any of the Joint Ventures, except for any such defaults that would not have a Material Adverse Effect; and the execution, delivery and performance of this Agree-ment and the Pricing Agreement and the consummation of the transactions contemplated herein and therein and compli-ance by the Issuer with its obligations hereunder and thereunder have been duly authorized by all necessary cor-porate action on the part of the Issuer and will not con-flict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of the Material Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Issuer or any of the Material Subsidiaries is a party or by which it or any of them may be bound, or to which any of their property or assets is subject, nor will such action result in any vio-lation of or conflict with the provisions of the charter or by-laws of the Issuer or any applicable law, rule or regulation, or any judgment, order or decree of any court with jurisdiction over the Issuer, any Material Subsid-iary, or other governmental or regulatory authority with jurisdiction over the Issuer or any of the Material Subsidiaries.

         (ix) No labor dispute with the employees of the Issuer, any of the Material Subsidiaries exists or, to the knowledge of the Issuer, is imminent; and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufac-turers or contractors which might be expected to result in a Material Adverse Effect.

          (x) Except as set forth in the Registration State-ment and the Prospectus, there is no action, suit or pro-ceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowl-edge of the Issuer, threatened, against or affecting the Issuer, any of the Material Subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which may reasonably be expected to result in a Material Adverse Effect or which might materially and adversely affect the consumma-tion of the transactions contemplated by this Agreement; and except as set forth in the Registration Statement and the Prospectus, there are no contracts or documents of the Issuer, any of its subsidiaries or any Joint Venture which are required to be filed as exhibits to the Registration Statement or the documents incorporated by reference therein by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") which have not been so filed.

         (xi) The Issuer and the Material Subsidiaries own or possess, or can acquire on reasonable terms, the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential informa-tion, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them, and none of the Issuer or any of the Material Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, or of any facts which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Issuer or any of the Material

     Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would result in a Material
     Adverse Effect).

        (xii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Notes hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations, the Trust Indenture Act or United States state securities laws.

       (xiii) The Issuer and the Material Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except for such certificates, authorizations or permits of which the failure by the Company to possess would not have a Material Adverse Effect, and none of the Issuer or any of the Material Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

        (xiv) This Agreement has been, and at the Representa-tion Date, the Pricing Agreement will have been, duly authorized, executed and delivered by the Issuer.

         (xv) The Indenture has been duly authorized by the Issuer and, at Closing Time, will have been duly qualified under the Trust Indenture Act and duly executed and deliv-ered by the Issuer and will constitute a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorga-nization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting creditor's rights generally or by general equitable principles.

        (xvi) The Notes have been duly authorized and, at Closing Time, will have been duly executed by the Issuer and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor specified in the Pricing Agreement, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent convey-ance or transfer, moratorium or other similar laws relat-ing to or affecting creditors' rights generally or by gen-eral equitable principles, and will be in the form contem-plated by, and entitled to the benefits of the Indenture.

       (xvii) The Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in sub-stantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Regis-tration Statement.

      (xviii) Except as set forth in the Prospectus, the Issuer, its subsidiaries and the Joint Ventures are in compliance in all material respects with all applicable laws, statutes, ordinances, rules or regulations, except where the failure to comply would not reasonably be likely to, individually or in the aggregate, to have a Material Adverse Effect.

        (xix) The Issuer and the Material Subsidiaries have good and marketable title to all properties (real and per-sonal) owned by them, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) would not, singly or in the aggregate, materially affect the value of such prop-erty and would not have a Material Adverse Effect; and all material properties held under lease by the Issuer and the Material Subsidiaries are held under valid, subsisting and enforceable leases.

         (xx) The Issuer is not, and upon the issuance and sale of the Notes as herein contemplated and the applica-tion of the net proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

        (xxi) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, com-plied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Prospectus, at the time of Registration Statement and any post-effective amendments thereto become effective and at Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (xxii) Except as disclosed in the Registration State-ment and the Prospectus, and except as would not individu-ally or in the aggregate have a Material Adverse Effect,
     (A) each of the Issuer, its subsidiaries and the Joint Ventures is in compliance with all applicable Environmen-tal Laws, (B) each of the Issuer and the Material Subsid-iaries has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pend-ing or, to the knowledge of the Issuer, threatened Envi-ronmental Claims against the Issuer or any of the Material Subsidiaries, and (D) the Issuer has no knowledge of any circumstances with respect to any property or operations of the Issuer or any of the Material Subsidiaries that could reasonably be anticipated to form the basis of any Environmental Claim against the Issuer or any of the Mate-rial Subsidiaries.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any foreign, federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any published judicial or adminis-trative interpretation thereof including any judicial or administrative order, consent decree or judgment binding on the Issuer or any of the Material Subsidiaries, relat-ing to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any such governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or viola-tion, investigations or proceedings relating in any way to any Environmental Law.

      (xxiii) The Issuer, each of its subsidiaries and each Joint Venture has filed all foreign, federal or state income and franchise tax returns required to be filed (except insofar as the failure to file such returns would not have a Material Adverse Effect) and have paid all material taxes shown thereon as due, and there is no mate-rial tax deficiency which has been or is reasonably likely to be asserted against the Issuer or any of the Material Subsidiaries; all material tax liabilities of the Issuer and the Material Subsidiaries are adequately provided for on the books of the Issuer and the Material Subsidiaries.

       (xxiv) No person holds any right to include any securi-ties in the Registration Statement that have not been effectively waived.

          (b) Any representation contained in any certificate signed by any officer of the Issuer and delivered to the Under-writer or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Issuer to the Underwriter as to the matters covered thereby.

          SECTION 2. Sale and Delivery to the Underwriter; Closing. (a) On the basis of the representations and warran-ties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Issuer, at the purchase price set forth in the Pricing Agreement, the entire aggregate principal amount of Notes.

          (b) Payment of the purchase price for, and delivery of, the Notes to be purchased by the Underwriter shall be made
at the offices of [                                        ] or
at such other place as shall be agreed upon by the Underwriter
and the Issuer, at [     ] A.M. on the third (fourth, if the
pricing shall occur after 4:30 P.M.) business day following the date of execution of the Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Issuer (such time and date of payment and delivery being herein called "Closing Time").

          Payment shall be made to the Issuer by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Issuer (or, if the Issuer and the Underwriter agree, by means of a wire transfer of same day funds to one or more accounts designated by the Issuer pursuant to terms whereby the

Underwriter is compensated for the use of such funds for one day), against delivery to the Underwriter of the Notes.

          (c) A certificate for the Global Note shall be reg-istered in the name of Cede & Co. at least one full business day before Closing Time. The certificates for the Global Note will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. on the business day prior to Closing Time.

          SECTION 3. Covenants of the Issuer. The Issuer cov-enants with the Underwriter as follows:

          (a) The Issuer will use its best efforts to cause the Registration Statement to become effective (as and when requested by the Underwriter) and, if the Issuer elects to rely upon Rule 430A of the 1933 Act Regulations and subject to Section 3(b), will comply with the require-ments of Rule 430A of the 1933 Act Regulations and will notify the Underwriter immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commis-sion for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for addi-tional information, and (iv) of the issuance by the Com-mission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any pro-ceedings for that purpose. The Issuer will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. If the Issuer elects to rely on Rule 434 of the 1933 Act Regula-tions, the Issuer will prepare a term sheet that complies with the requirements of Rule 434 of the 1933 Act Regula-tions. If the Issuer elects not to rely on Rule 434 of the 1933 Act Regulations, the Issuer will provide the Underwriter with copies of the form of Prospectus, in such number as the Underwriter may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately suc-ceeding the date of the Pricing Agreement. If the Issuer elects to rely on Rule 434 of the 1933 Act Regulations, the Issuer will provide the Underwriter with copies of the Rule 434 Prospectus in such number as the Underwriter may reasonably request by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

          (b) The Issuer will give the Underwriter notice of its intention to file or prepare any amendment to the Reg-istration Statement (including any post-effective amend-ment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Issuer pro-poses for use by the Underwriter in connection with the offering of the Notes which differs from the Prospectus on file at the Commission at the time the Registration State-ment becomes effective, whether or not such revised pro-spectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations in any term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations), will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such pro-spectus to which the Underwriter or counsel for the Under-writer shall object.

          (c) The Issuer will deliver to the Underwriter a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and will also deliver to the Underwriter as many conformed copies of the Registration Statement as originally filed and of each amendment thereto as the Underwriter may rea-sonably request.

          (d) The Issuer will deliver to the Underwriter, without charge, from time to time until the effective date of the Registration Statement (or, if the Issuer has elected to rely upon Rule 430A of the 1933 Act Regula-tions, until such time as the Pricing Agreement is exe-cuted and delivered, as many copies of each preliminary prospectus as the Underwriter may reasonably request, and the Issuer hereby consents to the use of said copies for purposes permitted by the 1933 Act. The Issuer will fur-nish to the Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations.

          (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Under-writer, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Issuer will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriter) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it it is delivered to a purchaser, not misleading, and the Issuer will furnish to the Underwriter a reasonable number of copies of such amendment or supplement.

          (f) The Issuer will endeavor, in cooperation with the Underwriter, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Under-writer may designate; provided, however, that the Issuer shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Notes have been so quali-fied, the Issuer will file such statements and reports as may be required by the laws of such jurisdiction to con-tinue such qualification in effect for a period of not less than one year from the effective date of the Regis-tration Statement.

          (g) The Issuer will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) cover-ing a twelve month period beginning not later than the first day of the Issuer's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (h) The Issuer will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under "Use of Proceeds."

          (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regu-lations, then immediately following the execution of the Pricing Agreement, the Issuer will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regula-tions, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Regis-tration Statement (including an amended Prospectus), con-taining all information so omitted.

          (j) The Issuer will use its best efforts to effect the listing of the Notes on the New York Stock Exchange
     (the "NYSE").

          (k) For a period of 30 days from the date of this Agreement, the Issuer will not, and will not permit any of its subsidiaries to, without the prior written consent of the Underwriter, directly or indirectly, offer, sell, grant any option to purchase or otherwise dispose of, any debt securities of the Issuer or any of its subsidiaries which are registered for sale to the public under the securities laws of any jurisdiction.

          (l) The Issuer, during the period when the Prospec-tus, is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          SECTION 4. Payment of Expenses. (a) The Issuer agrees to pay all expenses incident to the performance of the Issuer's obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement, the Pricing Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Notes, (iii) the preparation, printing, issuance and delivery of the certificates for the Notes to the Underwriter, (iv) the fees and disbursements of the Issuer's counsel, accountants and any other advisors, (v) the qualifica-tion of the Notes under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriter of copies of each preliminary pro-spectus and of the Prospectus and any amendments or supplements thereto, including any term sheet delivered by the Issuer pur-suant to Rule 434 of the 1933 Act Regulations, (vii) the filing fees incident to, and the fees and disbursements of counsel to the Underwriter in connection with, review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Notes, (viii) any fees payable in con-nection with the rating of the Notes, and (x) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes.

          (b) If this Agreement is terminated by the Under-writer in accordance with the provisions of Section 5 or Sec-tion 9(a)(i) hereof, the Issuer shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

          SECTION 5. Conditions of the Underwriter's Obliga-tions. The obligations of the Underwriter to purchase and pay for the Notes are subject to the continued accuracy in all material respects of the representations and warranties of the Issuer herein contained (including those contained in the Pric-ing Agreement), to the accuracy of the statements of the Issuer made in any certificate pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder required to be performed prior to Closing Time, and to the fol-lowing further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Underwriter, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the Underwriter; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threat-ened by the Commission. If the Issuer has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Notes and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the

     Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period and prior to Closing Time the Issuer shall have provided evi-dence satisfactory to the Underwriter of such timely fil-ing, or a post-effective amendment providing such informa-tion shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

          (b) (i) The Issuer shall have furnished to the Underwriter the opinion of Baker & Botts, L.L.P., special U.S. counsel for the Issuer, dated as of Closing Time, in form and substance satisfactory to counsel for the Under-writer to the effect that:

               (1)  the execution by the Issuer of, and the
          performance by the Issuer of its obligations under, this Agreement, the Pricing Agreement, the Notes and the Indenture will not contravene, to the best knowl-edge of such counsel, any United States or New York law or administrative regulation applicable to the Issuer, and will not conflict with or result in a breach of any of the terms or provisions of, or con-stitute a default (or an event which with notice or lapse of time or both, would constitute a default or permit acceleration) under, or result in the creation of any lien, charge or encumbrance upon any proper-ties or assets of the Issuer under any agreement, document or instrument known to such counsel to be binding upon the Issuer that is material to the con-dition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of the Issuer, its consolidated subsidiaries and the Joint Ventures, considered as one enterprise, or, to the best of such counsel's knowledge, any judgment, order or decree of any United States or New York gov-ernmental body, agency or court having jurisdiction over the Issuer;

               (2) to the knowledge of such counsel, without independent inquiry, there is no pending or threat-ened action, suit or proceeding before any court or governmental agency, authority or body or any arbi-trator involving the Issuer, any of the Material Sub-sidiaries required to be disclosed in the Prospectus, which is not adequately disclosed in the Prospectus, and there is no contract or other document that is material to the condition (financial or otherwise), assets, earnings, liabilities (contingent or other-wise) or prospects of the Issuer, its consolidated subsidiaries and the Joint Ventures, considered as one enterprise, that is required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

               (3)  the Registration Statement has become
          effective under the 1933 Act; the Indenture has been duly qualified under the Trust Indenture Act; any required filing of the Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations has been made in the manner and within the time period required thereby; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registra-tion Statement has been issued and no proceedings for that purpose have been instituted or threatened;

               (4) the Registration Statement and the Prospec-tus (other than the Statement of Eligibility on Form T-1 of the Trustee (the "Form T-1") and the financial statements and other financial, accounting or statis-tical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable require-ments of the 1933 Act and the 1933 Act Regulations and, if applicable, the Rule 434 Prospectus conforms to the requirements of Rule 434 under the 1933 Act Regulations;

               (5) each of this Agreement, the Pricing Agree-ment and the Indenture has been duly executed and delivered by the Issuer;

               (6)  no consent, approval, authorization or
          order of or filing with any court or governmental agency or body is required under the laws of the United States or the State of New York for the execu-tion and delivery by the Issuer of this Agreement, the Pricing Agreement, the Indenture, or the consum-mation by the Issuer of the transactions contemplated herein or therein, except such as have been obtained or made under the 1933 Act, the 1934 Act and the Trust Indenture Act and such as may be required under the "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriter (as to which such counsel need express no opinion) and such other approvals (speci-fied in such opinion) as have been obtained;

               (7) the Notes are in the form contemplated by the Indenture and, when duly authorized and executed by the Issuer and authenticated by the Trustee in accordance with the Indenture (assuming the due authorization of the Indenture by the Issuer and the due authorization, execution and delivery of the Indenture by the Trustee) and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement and the Pricing Agreement, will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accor-dance with their terms, subject to applicable bank-ruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and similar laws affecting creditors' rights and remedies generally and subject to the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discre-tion of the court before which any proceeding there-for may be brought, and will be entitled to the bene-fits of the Indenture;

               (8) the Indenture (assuming the due authoriza-tion of the Indenture by the Issuer and the due authorization, execution and delivery by the Trustee) constitutes a valid and legally binding instrument of the Issuer, enforceable against the Issuer in accor-dance with its terms, subject to applicable bank-ruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and similar laws affecting creditors' rights and remedies generally and subject to the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discre-tion of the court before which any proceeding there-for may be brought; and

               (9) the Notes and the Indenture each conform in all material respects to the description thereof in the Prospectus.

          In addition such counsel shall state that such coun-sel has participated in conferences with certain officers and other representatives of the Issuer, counsel for the Issuer, representatives of the Underwriter and representa-tives of the independent auditors for the Issuer at which the contents of the Registration Statement and the Pro-spectus and related matters were discussed and, although such counsel does not pass upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, such counsel advises the Underwriter that, on the basis of the foregoing (relying as to materi-ality to a large extent upon the opinions of officers and other representatives of the Issuer), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement, when such Reg-istration Statement became effective or as of the Repre-sentation Date, or the Prospectus as of the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Issuer for use in connection with the offering of the Notes which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriter for such use) or as of Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they are being made) not misleading (it being understood that such coun-sel has not been requested to and does not make any com-ment with respect to the Trustee's Statement of Eligibil-ity on Form T-1, the exhibits to the Registration State-ment, the financial statements, and the notes thereto and related schedules, and other financial or statistical data found in or derivable from the financial, accounting or internal records of the Issuer and its subsidiaries and any forward-looking or projected financial or statistical data relating to the Issuer and its subsidiaries included in the Registration Statement or the Prospectus).

          In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the federal law of the United States and the laws of the State of New York and,
     (B) may rely, as to matters of fact, to the extent they deem proper, on representations or certificates of responsible officers of the Issuer and its subsidiaries and certificates of public officials; provided that such certificates have been delivered to the Underwriter. Ref-erences to the Prospectus in this subsection (b)(i) include any supplements thereto at or prior to Closing Time.

         (ii) The Issuer shall have furnished to the Under-writer the opinion of John Tsai, Esq., assistant counsel to the Issuer, dated as of Closing Time, in form and sub-stance satisfactory to counsel for the Underwriter to the effect that:

               (1) the Issuer, each of its subsidiaries and each Joint Venture is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualifi-cation is required, whether by reason of the owner-ship or leasing of property or the conduct of busi-ness, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect;

               (2) all of the issued and outstanding shares of capital stock or ownership interests of each Material Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, to such counsel's knowledge, except as described in the Prospectus, all of the issued and outstanding shares of capital stock or ownership interests of each Mate-rial Subsidiary of the Issuer and each Joint Venture are owned by the Issuer, directly or through its sub-sidiaries, and except as disclosed in the Prospectus are free and clear of any lien, charge, security interest or other encumbrance; and none of the shares or ownership interests of any Material Subsidiary was issued to the Issuer in violation of preemptive rights applicable to any such entity;

               (3) to the best knowledge of such counsel, the descriptions of or references to contracts, inden-tures, mortgages, loan agreements, notes, leases or other documents, instruments or agreements, in the Prospectus and the Registration Statement are correct and, to the best knowledge of such counsel, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mort-gage, loan agreement, note, lease or other instrument described or referred to in the Prospectus or the Registration Statement, or any document filed there-with which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

               (4)  to the knowledge of such counsel, other
          than as described in the Prospectus: (A) none of the Issuer, any of its subsidiaries or any Joint Venture has failed to obtain any license, permit, franchise or other administrative, governmental or regulatory approval necessary to the ownership of its property or to the conduct of its business, which failure to obtain has or could have a Material Adverse Effect;
          (B) no revocation or limitation of any permit, license, franchise or approval held by the Issuer, any of its subsidiaries or any Joint Venture is pend-ing or threatened and none of the Issuer, any of its subsidiaries or any Joint Venture is in default or violation of any thereof, and the authorization, issuance and delivery of the Notes and the compliance by the Issuer with the terms of the Indenture do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, any of such permits, licenses, fran-chises and approvals where such revocation, limita-tion, default, violation, conflict or breach has or could have a Material Adverse Effect; and (C) there is no threatened or pending change in any such law, rule or regulation which would have a Material Adverse Effect;

               (5) the Trustee at its principal office in The City of New York has been duly appointed registrar and paying agent for the Notes; and the Trustee has been duly appointed trustee for the holders of the Notes;

               (6) to the knowledge of such counsel, without independent inquiry, there is no pending or threat-ened action, suit or proceeding before any court or governmental agency, authority or body or any arbi-trator involving the Issuer, any of the Material Sub-sidiaries required to be disclosed in the Prospectus, which is not adequately disclosed in the Prospectus, and there is no contract or other document that is material to the condition (financial or otherwise), assets, earnings, liabilities (contingent or other-wise) or prospects of the Issuer, its consolidated subsidiaries and the Joint Ventures, considered as one enterprise, that is required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

               (7)  no consent, approval, authorization or
          order of or filing with any court or governmental agency or body is required under the laws of the United States or the State of Louisiana for the exe-cution and delivery by the Issuer of this Agreement, the Pricing Agreement, the Indenture, or the consum-mation by the Issuer of the transactions contemplated herein or therein, except such as have been obtained or made under the 1933 Act, the 1934 Act and the Trust Indenture Act and such as may be required under the "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriter (as to which such counsel need express no opinion) and such other approvals (speci-fied in such opinion) as have been obtained;

               (8) the statements in the Prospectus under the headings "Business -- Governmental Regulation," "Business -- Legal Proceedings and Insurance," "Cer-tain Transactions and Relationships" and "Description of Certain Indebtedness" insofar as such statements constitute a summary of statutes, regulations, legal matters, documents, agreements or proceedings referred to therein, provide a fair summary of the material aspects of such statutes, regulations, legal matters, documents, agreements and proceedings; and

               (9) the Issuer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor is the Issuer a holding company or a subsidiary of a holding company under the Public Utility Holding Company Act of 1935.

          In addition such counsel shall state that such coun-sel has participated in conferences with certain officers and other representatives of the Issuer, counsel for the Issuer, representatives of the Underwriter and representatives of the independent auditors for the Issuer at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel does not pass upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registra-tion Statement or the Prospectus, such counsel advises the Underwriter that, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Issuer), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration State-ment, when such Registration Statement became effective or as of the Representation Date, or the Prospectus as of the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Issuer for use in connection with the offering of the Notes which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriter for such use) or as of Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they are being made) not misleading (it being understood that such counsel has not been requested to and does not make any comment with respect to the Trustee's Statement of Eligibility on Form T-1, the exhibits to the Registra-tion Statement, the financial statements, and the notes thereto and related schedules, and other financial or sta-tistical data found in or derivable from the financial, accounting or internal records of the Issuer and its sub-sidiaries and any forward-looking or projected financial or statistical data relating to the Issuer and its subsid-iaries included in the Registration Statement or the Prospectus).

          In rendering such opinions, such counsel need not express any opinion with regard to the application of laws of any jurisdiction other than the federal law of the United States and the laws of the State of Louisiana. References to the Prospectus in this subsection (b)(ii) include any supplements thereto at or prior to Closing Time.

        (iii) (A) The Issuer shall have furnished to the Underwriter the opinion of Durling & Durling, Panamanian counsel for the Issuer, dated as of Closing Time, in form and substance satisfactory to counsel to the Underwriter to the effect that:

               (1) the Issuer has been duly organized and is validly existing and in good standing under the laws of the Republic of Panama, with full power and authority to own, lease and operate its properties and conduct its business as described in the Prospec-tus;

               (2) the statements in the Prospectus under the caption "Certain Tax Considerations -- Panamanian Taxes" completely and accurately summarize the mate-rial Panamanian tax consequences of owning any of the Notes;

               (3)  the issuance, delivery and sale to the
          Underwriter of the Notes are not subject to any tax imposed by any tax authority under the laws of the Republic of Panama;

               (4) the issuance of the Notes is not subject to preemptive or other similar rights arising by opera-tion of law, under the charter or by-laws of the Issuer or, to the best knowledge of such counsel, otherwise;

               (5)  the execution by the Issuer of, and the
          performance by the Issuer of its obligations under, this Agreement, the Pricing Agreement, the Notes and the Indenture will not contravene the Certificate of Incorporation or by-laws of the Issuer;

               (6) to the knowledge of such counsel, without independent inquiry, there is no pending or threat-ened action, suit or proceeding before any court or governmental agency, authority or body or any arbi-trator involving the Issuer, any of the Material Sub-sidiaries required to be disclosed in the Prospectus, which is not adequately disclosed in the Prospectus, and there is no contract or other document that is material to the condition (financial or otherwise), assets, earnings, liabilities (contingent or other-wise) or prospects of the Issuer, its consolidated subsidiaries and the Joint Ventures, considered as one enterprise, that is required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

               (7)  no consent, approval, authorization or
          order of or filing with any court or governmental agency or body is required under the laws of Panama for the execution and delivery by the Issuer of this Agreement, the Pricing Agreement, the Indenture, or the consummation by the Issuer of the transactions contemplated herein or therein, except such as have been obtained;

               (8) each of this Agreement, the Pricing Agree-ment, the Indenture and the Notes have been duly authorized by the Issuer;

               (9) the statements in the Prospectus under the headings "Enforceability of Civil Liabilities under the Federal Securities Laws," insofar as such state-ments constitute a summary of statutes, rules, regu-lations or legal matters, provide an accurate summary of the material provisions of such statutes, rules, regulations or legal matters;

               (10) the issued and outstanding capital stock of the Issuer is as set forth in the Prospectus in the section captioned "Capitalization";

               (11) the Panamanian courts will recognize and give effect to (a) the choice of the law of the State of New York ("New York law") as the law governing this Agreement, the Indenture and the Notes and (b) the appointment by the Issuer of Corporation Trust System, as its agent to receive service of process in the United States of America under this Agreement, the Indenture and the Notes, and to the provisions in this Agreement, the Indenture and the Notes whereby the Issuer submits to the non-exclusive jurisdiction of any Federal or state court located in the Borough of Manhattan in The City of New York (a "New York Court"); and the Issuer has the power to submit and has taken all necessary corporate action to submit to the non-exclusive jurisdiction of a New York Court;

               (12)  the Panamanian courts will recognize a
          final and conclusive judgment against the Issuer for a definite amount by a New York Court in an action arising out of or in connection with (a) the Notes or
          (b) this Agreement as creating a debt enforceable against the Issuer by a judgment creditor;

               (13)  payments of interest and principal in
          respect of the Notes are not subject to any withhold-ing or similar charges or deductions by or in respect of any Taxing Authority (as defined on the Indenture) of the Republic of Panama or any political subdivi-sion thereof; and

               (14)  none of the Notes, this Agreement, the
          Indenture or any of the documents or instruments entered into in connection therewith are subject to any registration tax, stamp duty or similar tax or duty imposed by the Republic of Panama or any politi-cal subdivision thereof.

          In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the laws of the Republic of Panama and the laws of each jurisdiction therein and (B) may rely, as to matters of fact, to the extent they deem proper, on representations or certificates of responsible officers of the Issuer and certificates of public offi-cials; provided that such certificates have been delivered to the Underwriter. References to the Prospectus in this subsection (b)(iii) include any supplements thereto at or prior to Closing Time.

          (c) The Underwriter shall have received the favor-able opinion, dated as of Closing Time, of Cahill Gordon & Reindel, counsel for the Underwriter, with respect to the matters set forth in clauses (3), (4), (7) (assuming the due authorization, execution and delivery of the Indenture by the Issuer), (8) (assuming the due authorization, exe-cution and delivery of the Indenture by the Issuer) and
     (9) of subsection (b) (i) of this Section.

          In giving its opinion required by this subsection (c) of this Section 5, Cahill Gordon & Reindel shall addition-ally state that such counsel has participated in confer-ences with certain officers and other representatives of the Issuer, counsel for the Issuer, representatives of the

     Underwriter and representatives of the independent audi-tors for the Issuer at which the contents of the Registra-tion Statement and the Prospectus and related matters were discussed and, although such counsel does not pass upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, such counsel advises the Underwriter that, on the basis of the forego-ing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Issuer), no facts have come to the attention of such coun-sel which lead such counsel to believe that the Registra-tion Statement, when such Registration Statement became effective or as of the Representation Date, or the Pro-spectus as of the Representation Date (unless the term "Prospectus" refers to a prospectus which has been pro-vided to the Underwriter by the Issuer for use in connec-tion with the offering of the Notes which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriter for such use), contained an untrue state-ment of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they are being made) not misleading (it being understood that such coun-sel has not been requested to and does not make any com-ment with respect to the Trustee's Statement of Eligibil-ity on Form T-1, the exhibits to the Registration State-ment, the financial statements, and the notes thereto and related schedules, and other financial, accounting or sta-tistical data found in or derivable from the financial or internal records of the Issuer and its subsidiaries and any forward-looking or projected financial or statistical data relating to the Issuer and its subsidiaries included in the Registration Statement or the Prospectus).

          (d) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), assets, earnings or liabilities (contingent or otherwise) of the Issuer, its consolidated subsidiaries and the Joint Ventures considered as one enterprise, whether or not arising in the ordinary course of business, and the Under-writer shall have received a certificate of the President or a Vice President of the Issuer and of the chief financial or chief accounting officer of the Issuer, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the Issuer has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and
     (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(d), the term "Pro-spectus" means the Prospectus in the form first used to confirm sales of the Notes.

          (e) (i) At the time of the execution of this Agree-ment, the Underwriter shall have received from Ernst & Young, L.L.P. a letter dated such date, in form and sub-stance reasonably satisfactory to the Underwriter contain-ing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration State-ment and the Prospectus.

          (ii) At the time of the execution of this Agreement, the Underwriter shall have received from KPMG Accountants, N.V. a letter dated such date, in form and substance rea-sonably satisfactory to the Underwriter, containing state-ments and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the Combined Joint Venture Financial Statements contained in the Registration Statement and the Prospectus.

          (f) At Closing Time the Underwriter shall have received from Ernst & Young LLP and KPMG Accountants, N.V. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section.

          (g) At Closing Time, the NASD shall have approved in writing the Underwriter's participation in the distribu-tion of the Notes and such approval shall not have been withdrawn or limited.

          (h)  At the Closing Time the Notes shall be rated at
     least [    ] by Moody's Investors Service Inc. and [    ]
     by Standard & Poor's Corporation, and since the date of this Agreement (i) no downgrading shall have occurred in the rating accorded any of the securities of the Issuer by any "nationally recognized statistical rating organiza-tion," as that term is defined by the Commission for pur-poses of Rule 436(g)(2) of the 1933 Act Regulations, and
     (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the securities of the Issuer.

          (i) At Closing Time, counsel for the Underwriter shall have been furnished with such information, certifi-cates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as contemplated herein and related pro-ceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          If any condition specified in this Section 5 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Issuer, and such termination shall be without liability of any party to any other party except as provided in Section 4. Notwithstanding any such ter-mination, the provisions of Sections 6, 7 and 8 shall remain in effect.

          SECTION 6. Indemnification. (a) The Issuer agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Sec-tion 15 of the 1933 Act or Section 20 of the 1934 Act as fol-lows:

          (i) against any and all loss, liability, claim, dam-age and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule

     430A or Rule 434 of the 1933 Act Regulations, if applica-ble, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a mate-rial fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, dam-age and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omis-sion, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Issuer; and

        (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in inves-tigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omis-sion, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
     (ii) above;

provided, however, that (A) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by the Underwriter expressly for use in the Registration State-ment (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A or Rule 434 of the 1933 Act Regulations, or any pre-liminary prospectus or the Prospectus (or any amendment or sup-plement thereto) and (B) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of any of the Notes by the Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person at or prior to the confirma-tion of the sale of the Notes to such person in any case where such delivery is required by the 1933 Act and the untrue state-ment or omission of a material fact contained in such prelimi-nary prospectus was corrected in the Prospectus (provided that the Issuer shall have delivered the Prospectus to the Under-writer in requisite quantity on a timely basis in order to per-mit the Prospectus to be sent or given).

          (b) The Underwriter agrees to indemnify and hold harmless the Issuer, its directors, each of its officers who signed the Registration Statement, and each person who controls the Issuer within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A or Rule 434 of the 1933 Act Regulations, or any preliminary pro-spectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written infor-mation furnished to the Issuer by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indem-nity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Issuer. An indemnifying party may participate at its own expense in the defense of any such action; provided that coun-sel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen as pro-vided above, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addi-tion to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred there-after in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connec-tion with any one action or separate but similar or related actions in the same jurisdiction arising out of the same gen-eral allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indem-nification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpa-bility or a failure to act by or on behalf of any indemni-fied party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnify-ing party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall con-tribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriter on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the rela-tive benefits referred to in clause (i) above but also the rel-ative fault of the Issuer on the one hand and of the Under-writer on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Issuer on the one hand and the Underwriter on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Issuer and the total underwriting discount received by the Under-writer, in each case as set forth on the cover of the Prospec-tus, or, if Rule 434 of the 1933 Act Regulations is used, the corresponding location on the term sheet delivered by the Issuer pursuant to such rule bear to the aggregate initial pub-lic offering price of the Notes as set forth on such cover.

          The relative fault of the Issuer on the one hand and the Underwriter on the other hand shall be determined by refer-ence to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information sup-plied by the Issuer or by the Underwriter and the parties' rel-ative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Issuer and the Underwriter agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.

The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each direc-tor of the Issuer, each officer of the Issuer who signed the Registration Statement, and each person who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer.

          SECTION 8. Representations, Warranties and Agree-ments To Survive Delivery. All representations, warranties, and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Issuer submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or any controlling person, or by or on behalf of the Issuer, and shall survive delivery of and payment for the Notes hereunder.

          SECTION 9. Termination of Agreement. (a) The Underwriter may terminate this Agreement by notice to the Issuer, at any time prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), assets, earnings or liabilities (contingent or otherwise) of the Issuer, its consolidated sub-sidiaries and the Joint Ventures considered as one enterprise, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic con-ditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Notes or to enforce contracts for the sale of the Notes, or
(iii) if trading in any of the securities of the Issuer or McDermott International, Inc. has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commis-sion, the NASD or any other governmental authority, or (C) a banking moratorium has been declared by either United States or New York authorities. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Notes.

          (b)  If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10. Notices. All notices and other communi-cations hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter at Merrill Lynch World Headquar-ters, North Tower, World Financial Center, New York, New York 10281-1305, attention of Mr. Michael F. Senft; notices to the Issuer shall be directed to the Issuer at 1450 Poydras Street, New Orleans, Louisiana 70112-6050, attention of General Counsel.

          SECTION 11. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Issuer and their respective suc-cessors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Issuer and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Under-writer and the Issuer and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other per-son, firm or corporation. No purchaser of Notes from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 12. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time unless otherwise indicated.

          SECTION 13.  The Article and Section headings herein
are for convenience only and shall not affect the construction hereof.

          SECTION 14.  Counterparts.  This Agreement may be
executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

          SECTION 15. Agent for Service; Submission to Juris-diction; Waiver of Immunities. By the execution and delivery of this Agreement, the Issuer (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed Corporation Trust System, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement, the Notes or the Indenture that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws, and acknowledges that Corporation Trust System has irrevocably accepted such designation, (ii) irrevocably submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) irrevocably agrees that service of process upon Corporation Trust System and written notice of said service to the Issuer in accordance with Section 10, shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Cor-poration Trust System in full force and effect so long as any of the Notes shall be outstanding; provided, however, that the Issuer may, by written notice to the Underwriter, designate such additional or alternative agents for service of process under this Section 15 that (i) maintains an office located in the Borough of Manhattan, City of New York in the State of New York and (ii) are either (x) counsel for the Issuer or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its busi-ness. Such written notice shall identify the name of such agent for process and the address of the office of such agent for process in the Borough of Manhattan, City of New York, State of New York.

          To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

          If the foregoing is in accordance with your under-standing of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Issuer in accordance with its terms.

                              Very truly yours,

                              J. RAY McDERMOTT, S.A.


                              By:
                                 -----------------------------
                                 Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.


By:  Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated


By:
    ---------------------------------
    Title:

                                                      EXHIBIT A



                    J. RAY McDERMOTT, S.A.

                         $250,000,000

              % Senior Subordinated Notes due 2006


                       PRICING AGREEMENT


                                                  June   , 1996


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1305


Dear Sirs:

          Reference is made to the Purchase Agreement dated
           , 1996 (the "Purchase Agreement") among J. Ray McDermott, S.A., a Panama corporation (the "Issuer"), and you, relating to the purchase by you from the Issuer, subject to the terms and conditions set forth therein, of $250,000,000 aggre-
gate principal amount of     % Senior Subordinated Notes due
2006 (the "Notes") of the Issuer. This Agreement is the Pric-ing Agreement referred to in the Purchase Agreement and capi-talized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.

          Pursuant to Section 2 of the Purchase Agreement, the
Issuer agrees with you as follows:

          1.  The initial public offering price of the Notes,
determined as provided in said Section 2, shall be       % of
the principal amount thereof, plus accrued interest, if any,
from             , 1996.

          2.  The purchase price of the Notes to be paid by the
Underwriter shall be        % of the principal amount thereof.

          3.  The interest rate to be borne by the Notes shall
be        % per annum.

          4.  The Notes will mature on            , 2006.

          5.  The Notes will be redeemable at the election of
the Issuer at      % of principal amount at any time on or
after             , 2001 and prior to             , 2002, at
     % of principal amount on or after              , 2002 and
prior to            , 2003, at       % of principal amount on
or after                , 2003 and prior to             , 2004,
and at 100% of principal amount at any time on or after       ,
2004 in each case, plus accrued and unpaid interest, if any.

          6.  The interest payment dates shall be         and
           commencing          , 1996.

          The Issuer represents and warrants to the Underwriter that the representations and warranties of the Issuer set forth in Section 1 of the Purchase Agreement are accurate in all material respects as though expressly made at and as of the date hereof.

          This Pricing Agreement shall be governed by the internal laws of the State of New York.

          If the foregoing is in accordance with your under-standing of our agreement, please sign and return to us a coun-terpart hereof, whereupon this instrument, along with all coun-terparts and together with the Purchase Agreement, will be a binding agreement between you and the Issuer in accordance with its terms and the terms of the Purchase Agreement.

                              Very truly yours,

                              J. RAY McDERMOTT, S.A.


                              By:
                                 ------------------------------
                                 Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.

By:  Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated


By:
    ---------------------------------
    Title: